EXHIBIT 99.1

            THEGLOBE.COM STRENGTHENS GAME NETWORK WITH ACQUISITION OF
                CHIPS & BITS, INC., LEADING ONLINE GAME RETAILER,
          AND STRATEGY PLUS, INC., PUBLISHER OF PREMIER GAME MAGAZINES

NEW YORK, January 14, 2000 -- theglobe.com (Nasdaq: TGLO), the global community network that specializes in bringing people together around shared interests, today announced that it has acquired Chips & Bits, Inc. ("CBI") http://www.chipsbits.com, a leading online game retailer and Strategy Plus, Inc., a publisher of magazines targeted at game enthusiasts. The all-stock transaction was valued at approximately $16 million. Additionally, the Company announced that all of its game properties will be consolidated into one stand-alone division.

"This acquisition allows us to better grow our strategy, service the members of our game community and position this division as a world leader in games," said Dean Daniels, Chief Operating Officer, theglobe.com. "The games community is one of the most loyal and vibrant on the Web today. They are the early adopters and are the audience that will lead the charge into the broadband era."

According to The NPD Group, the U.S. video game market derived $7 billion in revenues in 1999. The acquisition provides theglobe.com with a valuable, highly targeted offline audience and thriving e-commerce division.

The acquisition of Chips & Bits and Strategy Plus strengthens theglobe.com's game network, the world's second largest online information game network*, comprised of leading online game sites HappyPuppy.com, GamesDomain.com, KidsDomain.com and ConsoleDomain.com. The acquisition bolsters theglobe.com's existing game strategy by offering compelling core services: game news and reviews, online demos and downloads and cheats and tips; over 10,000 products to millions of gamers, and the powerful offline marketing presence of Computer Games Magazine.

Added Will Margiloff, Director of Sales, theglobe.com, "The combination of Chips & Bits' large and loyal offline game audience and e-commerce opportunities provides theglobe.com with a unique `closed-loop marketing' solution for game advertisers. theglobe.com can now provide a one-stop media outlet for game companies to market and sell their products via banner ads, online sponsorships, opt-in programs, print advertising and magazine inserts, furnishing a powerful marketing solution within the game market."

OFFLINE GAMING PUBLICATIONS
CBI builds customer loyalty and drives repeat visits to its online properties via its leading offline gaming publications, notably, Computer Games Magazine with a qualified paid circulation of 220,000 copies, according to BPA International. The Company also publishes various other well-known guides for PC gamers, including Computer Games Buyers Guide, Computer Games Fall Preview Guide, Computer Games Getting Started Guide, Computer Games Tips & Cheats and Computer Games Design Guide.

ECOMMERCE
Through its Chips & Bits online store, a leading shopping destination for PC and console interactive entertainment software, the Company offers over 10,000 products for both retail and wholesale purchase.

PORTAL
CBI's portal, a top interactive entertainment site, is a unique online destination for gamers, offering a wide variety of content, community and commerce services, including online shopping, editorial content, community-building features, and demo downloads, among other features, focused on interactive entertainment products.

* According to a November 1999 custom report from Media Metrix, theglobe.com's gaming property is the second largest gaming portal on the Web with a reach of 2.5%. This ranking is second only to IGN.com (2.6%) and ahead of ZDnet's GameSpot (2.2%) and CNET's GameCenter (1.5%)

ABOUT THEGLOBE.COM
theglobe.com aggregates users into a global community network around common themes of interest. The Company offers state-of-the-art website building tools and a network of email clubs. theglobe.com is one of the world's largest independent community sites and has been a leader in the industry for nearly five years. theglobe.com Network is comprised of theglobe.com community, leading online game sites HappyPuppy.com, GamesDomain.com, KidsDomain.com and ConsoleDomain.com and business web hosting property WebJump.com. theglobe.com's distribution partners include Time Warner's Road Runner, AOL UK, One Main, Alloy, Direct Hit and Chaitime.

Safe Harbor -- this press release contains financial information and includes forward-looking statements related to theglobe.com, Inc. that involve risks and uncertainties, including, but not limited to, product delivery, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from theglobe.com's investor relations department. theglobe.com, theglobe.com (logo), globeclubs, Happy Puppy, Kids Domain, Games Domain, and WebJump are service marks of theglobe.com, inc.